As Filed With the Securities and Exchange Commission on December 11, 2006
Registration Nos. 333-136031 and 333-136031-01

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	6798	13-3951476
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AND

POST-EFFECTIVE
AMENDMENT NO. 1
TO
Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CPA:14 HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	6798	20-5204074
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

50 ROCKEFELLER PLAZA
NEW YORK, NEW YORK 10020
(212) 492-1100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

WM. POLK CAREY, CHAIRMAN
50 ROCKEFELLER PLAZA
NEW YORK, NEW YORK 10020
(212) 492-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

COPIES TO:

ROBERT E. KING, JR., ESQ. KATHLEEN L. WERNER, ESQ. CLIFFORD CHANCE US LLP 31 WEST 52ND STREET NEW YORK, NEW YORK 10019 (212) 878-8000	JUDITH D. FRYER, ESQ. IVAN PRESANT, ESQ. GREENBERG TRAURIG, LLP METLIFE BUILDING, 200 PARK AVENUE NEW YORK, NEW YORK 10166 (212) 801-9200

Approximate date of commencement of the proposed sale to the public:  The merger of Corporate Property Associates 12 Incorporated, a Maryland corporation, with and into Corporate Property Associates 14 Incorporated, a Maryland corporation, was completed on December 1, 2006.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8 of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8, may determine.

EXPLANATORY NOTE

Deregistration of Certain Securities

We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-4 (File Nos. 333-136031 and 333-136031-01), as amended (the “Registration Statement”), to deregister 68,524,439.34 shares of common stock, par value $.001 per share of CPA:14 Holdings Inc. (“Holdings”), a co-registrant on the Registration Statement along with Corporate Property Associates 14 Incorporated, that remained unsold under the Registration Statement.

Pursuant to the Registration Statement, Holdings registered 68,524,439.34 shares of its common stock to be issued to the stockholders of Corporate Property Associates 12 Incorporated in the event the alternate merger as described in the Registration Statement was consummated. The alternate merger was not consummated. As such, in accordance with its undertaking in the Registration Statement, Holdings is filing this Post-Effective Amendment No. 1 to deregister the 68,524,439.34 shares of common stock that were registered but remained unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 11, 2006.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

By:	/s/ Gordon F. DuGan Gordon F. DuGan Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1, to the Registration Statement has been signed by the following persons in the capacities indicated on December 11, 2006.

Wm. Polk Carey	Chairman of the Board and Director	* Wm. Polk Carey December 11, 2006

Gordon F. DuGan	Chief Executive Officer (Principal Executive Officer)	/s/ Gordon F. DuGan Gordon F. DuGan December 11, 2006

Trevor P. Bond	Independent Director of the Registrant	* Trevor P. Bond December 11, 2006

Richard J. Pinola	Independent Director of the Registrant	* Richard J. Pinola December 11, 2006

Mark J. DeCesaris	Managing Director, Acting Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	* Mark J. DeCesaris December 11, 2006

Claude Fernandez	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	* Claude Fernandez December 11, 2006

*	By his signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the persons indicated.

By:	/s/ Gordon F. DuGan Gordon F. DuGan as Attorney-in-Fact December 11, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 11, 2006.

CPA:14 HOLDINGS INC.

By:	/s/ Gordon F. DuGan Gordon F. DuGan Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 11, 2006.

Wm. Polk Carey	Chairman of the Board and Director	* Wm. Polk Carey December 11, 2006

Gordon F. DuGan	Chief Executive Officer (Principal Executive Officer)	/s/ Gordon F. DuGan Gordon F. DuGan December 11, 2006

Mark J. DeCesaris	Managing Director, Acting Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	* Mark J. DeCesaris December 11, 2006

Claude Fernandez	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	* Claude Fernandez December 11, 2006

*	By his signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the persons indicated.

By:	/s/ Gordon F. DuGan Gordon F. DuGan as Attorney-in-Fact December 11, 2006

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